UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2013

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective May 1, 2013, Approach Resources Inc. (the “Company”) entered into a fifteenth amendment (the “Fifteenth Amendment”) to its Credit Agreement dated as of January 18, 2008 (as amended, the “Credit Agreement”), by and among the Company and its subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent and lender, and the lenders from time to time party thereto.

The Fifteenth Amendment, among other things, (a) increases the borrowing base to $315 million from $280 million, (b) increases the lenders’ aggregate maximum commitment to $500 million from $300 million and (c) extends the maturity date of the Credit Agreement by two years to July 31, 2016.

The foregoing description of the terms of the Fifteenth Amendment is qualified in its entirety by the Fifteenth Amendment, which is filed as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On May 2, 2013, the Company issued a press release announcing results for the three months ended March 31, 2013 (the “Earnings Release”). The Earnings Release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Earnings Release and in the “Investor Relations – Non-GAAP Financials” section of the Company’s website at www.approachresources.com. A copy of the Earnings Release is furnished herewith as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Fifteenth Amendment set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 2, 2013, the Company issued the Earnings Release discussed above in Item 2.02 of this current report on Form 8-K. The Earnings Release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Earnings Release and in the “Investor Relations – Non-GAAP Financials” section of the Company’s website at www.approachresources.com. A copy of the Earnings Release is furnished herewith as Exhibit 99.1.

On May 2, 2013, the Company posted a new presentation titled “Approach Resources Inc. – First Quarter 2013 Results” under the “Investor Relations – Presentations” section of the Company’s website, www.approachresources.com. For the benefit of all investors, the presentation is attached hereto as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information included in Item 2.02 and this Item 7.01, including the related Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment No. 15 dated as of May 1, 2013, to Credit Agreement dated as of January 18, 2008, among Approach Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as administrative agent and lender, KeyBank National Association, Frost Bank, Royal Bank of Canada and Wells Fargo Bank, N.A., as lenders, and Approach Oil & Gas Inc., Approach Resources I, LP, Approach Services, LLC and Approach Midstream Holdings LLC, as guarantors.

99.1	Earnings Release dated May 2, 2013.

99.2	Approach Resources Inc. –First Quarter 2013 Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: May 3, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 15 dated as of May 1, 2013, to Credit Agreement dated as of January 18, 2008, among Approach Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as administrative agent and lender, KeyBank National Association, Frost Bank, Royal Bank of Canada and Wells Fargo Bank, N.A., as lenders, and Approach Oil & Gas Inc., Approach Resources I, LP, Approach Services, LLC and Approach Midstream Holdings LLC, as guarantors.

99.1	Earnings Release dated May 2, 2013.

99.2	Approach Resources Inc. –First Quarter 2013 Results.

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